Exhibit 10.9

OPTION AGREEMENT

OPTION AGREEMENT (this “Agreement”), made as of February 17, 2021, by and between Kismet Acquisition Three Corp., incorporated as a Cayman Islands exempted company (the “Company”), and [●] (the “Optionee”).

WHEREAS, the Optionee is being appointed as a member of the board of directors of the Company (the “Board”) effective on the date hereof; and

WHEREAS, the sole member of the Board has approved the grant by the Company to the Optionee of an option to purchase Class A ordinary shares of the Company, par value $0.001 per share (“Ordinary Shares”), on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the validity and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Grant of Option. Subject to the terms and conditions of this Agreement, the Company hereby grants the Optionee the right (the “Option”) to purchase all or any part of an aggregate of 40,000 Ordinary Shares.

2. Vesting Schedule. The Option shall vest and become exercisable in full only upon the consummation by the Company of a Business Combination (as such term is defined in the Company’s memorandum of association, as amended and restated on February 5, 2021) (the “Vesting Date”), subject to the Optionee continuing to serve as a member of the Board through the date immediately preceding the date of the consummation by the Company of a Business Combination.

3. Exercise Price. The exercise price of each Ordinary Share purchased pursuant to this Option shall be U.S.$10.00 (the “Exercise Price”).

4. Exercise of Option. The Optionee may exercise this Option, in whole or in part, with respect to any whole number of Ordinary Shares for which this Option is exercisable. The Optionee shall exercise the Option by giving the Company written notice of such exercise, in the form attached hereto. Such notice shall specify the number of Ordinary Shares to be purchased and shall be accompanied by payment, (i) in U.S. dollars, in cash, by wire transfer of immediately available funds, or by certified check or by official bank check, of an amount equal to the Exercise Price multiplied by the number of Ordinary Shares as to which the Option is being exercised or (ii) by instructing the Company to withhold a number of Ordinary Shares issuable upon exercise of the Option with an aggregate Fair Market Value (as defined below) as of the exercise date equal to the Exercise Price multiplied by the number of Ordinary Shares as to which the Option is being exercised. “Fair Market Value” shall mean, as determined consistent with the applicable requirements of Sections 409A and 422 of the Internal Revenue Code of 1986, as amended, as of any specified date, the closing sales price of the Ordinary Shares for such date (or, in the event that the Ordinary Shares are not traded on such date, on the immediately preceding trading date) on the Nasdaq Stock Market or a domestic or foreign national securities exchange on which the Ordinary Shares may be listed, as determined in good faith by the Board. If the Ordinary Shares are not listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means.

5. Delivery of Ordinary Shares Certificate; Reservation of Ordinary Shares.

(a) Subject to Section 6, as soon as practicable after receipt of the notice and payment referred to in Section 4 above, the Company shall deliver to the Optionee a certificate or certificates for such Ordinary Shares, or shall arrange for issuance of such Ordinary Shares to the Optionee in book entry form.

(b) From the date hereof until the Expiration Date (as defined below), the Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares or other securities to which the Optionee would be entitled pursuant to the terms of any recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of record of the number of Ordinary Shares then covered by the Option, solely for the purpose of issuance upon the exercise of this Option, the maximum number of shares issuable upon the exercise of this Option.

6. Termination of Option. Unless terminated earlier in accordance with the terms hereof, this Option and all rights of the Optionee to purchase Ordinary Shares hereunder shall terminate on the earliest to occur of (a) the fifth anniversary of the Vesting Date, (b) the liquidation of the Company if the Company does not consummate a Business Combination prior to such date, or (c) if the Optionee ceases to serve as a member of the Board prior to the date immediately preceding the date of the consummation by the Company of a Business Combination, the date of such cessation of service (the “Expiration Date”).

7. Notice. All notices, request, demands, waivers and communications required or permitted to be given hereunder shall be in writing and shall be delivered in person or mailed, certified or registered mail with postage prepaid, or sent by facsimile, as follows:

To the Company:

Kismet Acquisition Three Corp.

9 Building B, Lesnaya Street

Moscow, Russia 125196

Attn: Ivan Tavrin, Chairman and Chief Executive Officer

To Optionee:

To the address of the Optionee set forth on the signature page hereto.

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. In the case of mailing, all such notices, requests, demands, waivers and communications shall be deemed to have been received on the third business day after the date of the mailing. In the case of electronic mail after 5:00 P.M. local time at the place of delivery or on a day that is not a business day, all such notices, requests, demands, waivers and communications shall be deemed to have been received on the next business day.

8. Certain Adjustments.

(a) If, and whenever, prior to the termination of this Agreement and the distribution to the Optionee of Ordinary Shares underlying the Option, the Company shall effect a subdivision or consolidation of Ordinary Shares or the payment of a share dividend on Ordinary Shares without receipt of consideration by the Company, (X) the number of Ordinary Shares with respect to which the Option may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per Ordinary Shares shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per Ordinary Share shall be proportionately increased, and (Y) any other share numbers contained in this Agreement shall be appropriately adjusted. Notwithstanding the foregoing or any other provision of this Section 8, any adjustment shall comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and in no event shall any adjustment be made which would render the Option subject to Section 409A of the Code.

(b) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of the Option, the Optionee shall be entitled to purchase, in lieu of the number of Ordinary Shares then covered by the Option, the number and class of shares and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of record of the number of Ordinary Shares then covered by the Option.

(c) In the event of changes to the outstanding Ordinary Shares by reason of extraordinary cash dividend, reorganization, mergers, consolidations, combinations, split-ups, spin-offs, exchanges or other relevant changes in capitalization occurring after the date of this Agreement and not otherwise provided for under this section, the Option shall be adjusted by the Board in its discretion as to the number and price of Ordinary Shares, other consideration subject to the Option, and/or other share numbers contained in this Agreement.

(d) The number of Ordinary Shares subject to the option shall be rounded to the nearest whole number.

(e) Any and all adjustments or actions taken by the Board of the Company pursuant to this Section shall be conclusive and binding for all purposes.

9. No Restriction on the Right of the Company to Effect Corporate Changes. The Option granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of shares or of options, warrants or rights to purchase shares or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Ordinary Shares or the rights of holders thereof or which are convertible into or exchangeable for Ordinary Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10. No Shareholder Rights. The Optionee shall have no rights as a shareholder of the Company with respect to Ordinary Shares subject to this Option until payment for such shares shall have been made in full. If the Optionee pays the Exercise Price with Ordinary Shares, the Optionee shall continue to be the shareholder of record with respect to the shares which it has tendered as exercise payment until the Optionee becomes the holder of record of the shares covered by the Option.

11. Nontransferability.

(a) Except as provided in Section 11(b) or by will or the laws of descent and distribution, the Option is not transferable, and may be exercised only by the Optionee. In the event of any attempt by the Optionee to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or of any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

(b) Notwithstanding Section 11(a), the Optionee may transfer the Option, by gift or a domestic relations order, to a family member of the Optionee, or (b) the Optionee may transfer the Option to any officer, director, partner, member or affiliate of the Optionee, as long as no consideration is paid to the Optionee in connection with such transfer, provided in either case that the transferee agrees to be bound by the terms hereof.

(c) Notwithstanding Sections 11(a) or (b), the Optionee may transfer the Option with the express, prior written consent of the board of directors of the Company, which consent may be withheld for any reason or for no reason.

12. Representations By and Covenants of Optionee. The following representations, warranties and covenants by Optionee are made as of the date of this Agreement and, unless stated otherwise herein, are also made as of each date of exercise of this Agreement.

(a) If applicable, the Optionee understands and consents to the placement of a legend on any certificate or other document evidencing the Shares stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof.

(b) Optionee hereby represents that the address and facsimile number of Optionee furnished by him on the signature page of this Agreement is accurate and that said address is the Optionee’s principal residence.

(c) This Agreement has been duly executed and delivered by the Optionee and constitutes the legal, valid and binding obligation of the Optionee, enforceable in accordance with its terms.

13. NSO. It is intended that this Option shall be a non-qualified stock option and shall not constitute an incentive stock option for purposes of Section 422 of the Code.

14. Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement.

15. Severability. In the event that any one or more provisions of this Agreement, or any action taken pursuant to this Agreement, should, for any reason, be unenforceable or invalid in any respect under any applicable laws, such unenforceability or invalidity shall not affect any other provision of this Agreement, but in such particular jurisdiction and instance this Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

16. Governing Law. This Agreement and all rights hereunder shall be construed in accordance with and governed by the internal laws of the Cayman Islands applicable to agreements made and to be performed within the State of Delaware giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

17. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement effective as of the date first written above.

KISMET ACQUISITION THREE CORP.

By:
Name:	Ivan Tavrin
Title:	Chief Executive Officer

OPTIONEE:

Name:
Address:

EXERCISE FORM

Dated ____________________

(1) The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing the number of Ordinary Shares of Kismet Acquisition Three Corp. (the “Company”) (or such number of Ordinary Shares or other securities or property to which the undersigned is entitled in lieu thereof or in addition thereto under the provisions of the Option) specified below:

Number of Shares to be purchased: ____________________

(2) The undersigned hereby elects to make payment (Please check one):

___ by wire transfer of immediately available funds, which funds have been directed to the Company’s bank account.

___ with the enclosed bank draft, certified check or money order payable to the Company.

___ by allowing the Company to withhold such number of Ordinary Shares issuable upon exercise of the Option with an aggregate Fair Market Value as of the exercise date equal to the Exercise Price multiplied by the number of Ordinary Shares as to which the Option is being exercised.

(3) The undersigned hereby irrevocably directs that the said shares be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Shares	S.S. or IRS #

(4) If the Option was not exercised in full, please check the following: ___

The undersigned hereby irrevocably directs that any remaining portion of the Option be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Shares	S.S. or IRS #

Signature of Holder

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